                                                                    EXHIBIT 99.1

               TRIDENT MICROSYSTEMS REPORTS FINANCIAL RESULTS FOR
                        FIRST QUARTER OF FISCAL YEAR 2005

               31% SEQUENTIAL GROWTH IN SEPTEMBER QUARTER, THOUGH
                DECEMBER MAY BE SLIGHTLY DOWN, SVP-EX RAMP GIVES
               STRONG CONFIDENCE THAT GROWTH WILL RESUME IN EARLY
                                  CALENDAR 2005


Sunnyvale, Calif., --- October 27, 2004: Trident Microsystems, Inc. (NASDAQ:
TRID) a leading provider of digital TV technology for the consumer digital video marketplace today announced for the first fiscal quarter of 2005, ending September 30, 2004, the company achieved net revenues of $16,602,000, a sequential increase of 31% from the $12,646,000 reported in the quarter ended June 30, 2004, and a year over year increase of 69% from $9,832,000 reported in the first fiscal quarter one year ago. Included in these consolidated results, were sales of $16,022,000 in the quarter ended September 30, 2004 in digital media products by TTI, an 80%-owned subsidiary which represented a sequential increase in digital media sales of 30% over the $12,301,000 reported in the June 30, 2004 quarter and a year over year increase of 74% over the $9,209,000 reported in the first fiscal quarter one year ago.

Net income in the first quarter ended September 30, 2004, on a generally accepted accounting principles (GAAP) basis, after taking into account minority ownership of TTI was $1,382,000, or $0.04 per share on a diluted basis, which included a net gain on the sale of investments of $401,000. This compares to net income on a GAAP basis of $989,000 or $0.04 per share on a diluted basis in the June 30, 2004 quarter, which included net gain on the sale of investments of $733,000. This also compares on a year over year basis to net income of $4,679,000 or $0.19 per fully diluted share for the quarter ended September 30, 2003 which included $7,205,000 net gain on sale of investments predominately from the sale of our graphics subsidiary.

Pro forma net income in the quarter ended September 30, 2004, which excludes gain on the sale of investments of $401,000 and deferred compensation expense of $216,000, was $1,197,000, or $0.04 per share on a diluted basis. This compares to pro forma net income of $470,000 or $0.02 per share on a diluted basis in the prior quarter, which excludes deferred compensation expense of $214,000, gain on investments of $733,000, and a pro forma net loss of $356,000 or $0.02 per share for the same quarter of the prior fiscal year which also excluded a gain on investments of $7,205,000 and income taxes on investments of $2,170,000. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table following the pro forma consolidated statement of operations.

"For the December quarter, we expect growth to slow temporarily and revenue could be down by as much as 5%-9% from the September quarter due to a continued soft LCDTV end market and product generation transition from our fourth generation - the SVP to our fifth generation - the SVP-EX at certain OEM customers," said Frank Lin, Trident's President and CEO. "However, we see this unexpected slowdown in our revenue growth due to short term market softness and customer driven product transition schedules regarding the SVP-EX. In fact, we remain quite upbeat about resuming our growth momentum for the March quarter and all of calendar 2005 based on a very strong design win momentum of our SVP-EX product including wins from among the top six first-tier LCDTV manufacturers."

"In the September quarter we continued to demonstrate our strength and leadership as an innovative semiconductor design company for the digital television market. While many other consumer electronics semiconductor companies have failed to meet their revenue targets this quarter, our LCDTV revenue in the September quarter grew by 36% driven primarily by the production ramp of two first tier Japanese OEM's. We officially announced our fifth generation DPTV chip, the SVP-EX which is first in the industry to incorporate a high-performance 10-bit triple ADC, a color decoder with 2D/3D comb filter, and a high quality scaler and de-interlacer. We are excited to report that we have received a significant number of design wins from customers in Japan, Korea, China, Europe, Taiwan and Singapore including quite a few from the top six LCDTV manufacturers. With this chip, we have extended our lead over competitors in winning market share especially from world class TV manufacturers. We expect some of these OEMs will start ramping into production with the SVP-EX chip in late December quarter. More significant ramp-up is forecasted for the March quarter and throughout calendar 2005. Also, our HiDTV chip design win momentum is picking up. In addition to launching a HDTV project collaboration with China's No. 1 TV maker, we have now secured several HiDTV design-wins with other leading DTV makers in Asia. Recognizing the potential growth and eventual size of the HDTV market, Trident has been committing significant resources in developing a comprehensive total HDTV solution including a series of highly integrated SoC chips and a complete suite of customizable TV turnkey software with utilities and tools that can be used to accelerate TV application designs. We believe we are far ahead of competitors in offering a highly integrated total solution for HDTV. Worldwide HDTV momentum will accelerate in 2005 and beyond, and we anticipate Trident will receive benefit significantly."

About Pro Forma adjustments

To supplement the consolidated financial results prepared under generally accepted accounting principles ("GAAP"), Trident uses a non-GAAP conforming, or pro forma measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Pro forma net income gives an indication of Trident's baseline performance before gains, losses or other charges that are considered by management to be outside the company's core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. Trident computes pro forma net income by adjusting GAAP net income for the impact of certain investment gains and excluding amortization of deferred stock compensation. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table following pro forma consolidated financial statements.

Webcast, Teleconference and Taped Replay

The Company also announced that it will hold a conference call to discuss the earnings, which will occur on Wednesday, October 27, 2004 at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). Shareholders may participate in the call by calling 800-435-1261 (U.S.), or 617-614-4076 (International) passcode 57164809.
The conference call will also be webcast by CCBN and can be accessed at Trident's web site at: http://www.tridentmicro.com. A replay of the conference call will be available from 4:30 p.m. Pacific Time October 27, 2004 until midnight Pacific Time November 3, 2004, and can be accessed by calling 888-286-8010 (U.S.), or 617-801-6888 (International) using passcode 72512259.

Forward-Looking Information
This press release contains forward-looking statements, including statements which use the words "expect," "hope," "anticipate," "believe," "potential" and similar words, including our statements regarding financial expectations and our expectations regarding product developments and design-wins. The forward-looking statements above are subject to certain risks, and actual results could vary materially depending on a number of factors. These risks include, in particular, changes in trends in the DPTV industries, changes in targeted consumer electronics markets such as Digital Television, whether the Company is able to achieve timely product introductions, the failure to obtain design wins among major OEMs for the Company products, and competitive pressures, including pricing and competitors' new product introductions. Additional factors that may affect the Company's business are described in detail in the Company's filings with the Securities and Exchange Commission.

ABOUT TRIDENT MICROSYSTEMS, INC.
Trident Microsystems, Inc., with headquarters in Sunnyvale, California, designs, develops and markets digital media for the masses in the form of integrated circuits (ICs) for CRT TV, LCD TV, PDP TV, HDTV, and digital set-top box. Trident's products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the company's web site: http://www.tridentmicro.com.

Trident is a registered trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.

FOR PRESS RELEASES:
Trident Microsystems, Inc.
Investor Relations
Tel:  (408) 991-8800
Email:  Investor@tridentmicro.com
Web site: http://www.tridentmicro.com

TRIDENT MICROSYSTEMS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

                                                           Three Months Ended
                                               -------------------------------------------
(in thousands, except per share data,          September 30,    June 30,     September 30,
   unaudited)                                       2004          2004           2003
                                               -------------    --------     -------------
Net revenues                                     $ 16,602       $ 12,646       $  9,832
Cost of revenue                                     7,418          5,498          4,859
                                                 --------       --------       --------
Gross profit                                        9,184          7,148          4,973
% of net revenues                                    55.3%          56.5%          50.6%

Research and development expenses                   4,738          3,599          2,081
% of net revenues                                    28.5%          28.5%          21.2%

Selling, general and administrative expenses        2,358          2,739          3,024
% of net revenues                                    14.2%          21.7%          30.8%
                                                 --------       --------       --------

Income (loss) from operations                       2,088            810           (132)
% of net revenues                                    12.6%           6.4%          (1.3)%

Gain on investments, net                              401            733          7,205

Interest and other income(expense), net                99            152           (128)

Minority interests in subsidiaries                   (589)          (508)           (96)
                                                 --------       --------       --------
Income before income taxes                          1,999          1,187          6,849
% of net revenues                                    12.0%           9.4%          69.7%

Provision for income taxes                            617            198          2,170
% of net revenues                                     3.7%           1.6%          22.1%
                                                 --------       --------       --------
Net income                                       $  1,382       $    989       $  4,679
% of net revenues                                     8.3%           7.8%          47.6%
                                                 --------       --------       --------
Basic net income per share                       $   0.06       $   0.04       $   0.22
                                                 --------       --------       --------
Common  shares used in computing basic
per share amounts                                  22,914         22,850         21,468
                                                 --------       --------       --------
Diluted net income per share                     $   0.04       $   0.04       $   0.19
                                                 --------       --------       --------
Common and common equivalent shares used
in computing diluted per share amounts             25,192         25,265         24,074
                                                 --------       --------       --------

TRIDENT MICROSYSTEMS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                           Three Months Ended
                                               --------------------------------------------
                                               September 30,    June 30,      September 30,
(in thousands, unaudited)                         2004            2004            2003
                                                 -------        -------          ------
Net revenues                                     $ 16,602       $ 12,646       $  9,832
Cost of revenue                                     7,418          5,498          4,859
                                                 --------       --------       --------
Gross profit                                        9,184          7,148          4,973
% of net revenues                                    55.3%          56.5%          50.6%

Research and development expenses                   4,654          3,536          2,081
% of net revenues                                    28.0%          28.0%          21.2%

Selling, general and administrative expenses        2,226          2,588          3,024
% of net revenues                                    13.4%          20.5%          30.8%
                                                 --------       --------       --------
Income (loss) from operations                       2,304          1,024           (132)
% of net revenues                                    13.9%           8.1%          (1.3)%
Interest and other income(expense), net                99            152           (128)
Minority interests in subsidiaries                   (589)          (508)           (96)
                                                 --------       --------       --------
Income(loss) before income taxes                    1,814            668           (356)
% of net revenues                                    10.9%           5.3%          (3.6)%

Provision for income taxes                            617            198           --
% of revenues                                         3.7%           1.6%           0.0%
                                                 --------       --------       --------
Net income(loss)                                 $  1,197       $    470       $   (356)
% of net revenues                                     7.2%           3.7%          (3.6)%
                                                 --------       --------       --------
Basic net income (loss) per share                $   0.05       $   0.02       $  (0.02)
                                                 --------       --------       --------
Common  shares used in computing basic
per share amounts                                  22,914         22,850         21,468
                                                 --------       --------       --------
Diluted net income (loss) per share              $   0.04       $   0.02       $  (0.02)
                                                 --------       --------       --------
Common and common equivalent shares used
in computing diluted per share amounts             25,192         25,265         21,468
                                                 --------       --------       --------

A RECONCILIATION BETWEEN NET INCOME ON A GAAP BASIS AND PRO FORMA NET INCOME
(LOSS) IS AS FOLLOWS:

                                                   Three Months Ended
                                           ---------------------------------------
(in thousands, except per share data,      September 30,  June 30,   September 30,
unaudited)                                     2004        2004          2003
                                             -------      -------      -------
GAAP net income                              $ 1,382      $   989      $ 4,679

Amortization of stock based compensation         216          214            -

Gain on investments, net                        (401)        (733)      (7,205)

Income taxes on investments                        -            -        2,170
                                             -------      -------      -------
Pro forma net income (loss)                  $ 1,197      $   470      $  (356)
                                             =======      =======      =======

TRIDENT MICROSYSTEMS, INC.
CONSOLIDATED BALANCE SHEET

                                                          September 30,     June 30,     September 30,
(in thousands, unaudited)                                     2004            2004           2003
                                                            --------        --------       --------
ASSETS
Current assets
      Cash and cash equivalents                             $ 35,405        $ 32,488       $ 22,230
      Short-term investment - UMC                             45,331          51,843         61,140
      Short-term investments - other                            --              --              926
      Accounts receivable, net                                 2,508           2,436            754
      Inventories                                              2,317           2,737          1,857
      Prepaid expenses and other current assets                1,946           1,087          1,307
                                                            --------        --------       --------
           Total current assets                               87,507          90,591         88,214

Property and equipment, net                                    2,349           2,372          2,647
Long-term investment - UMC                                      --              --            2,103
Long-term investments - other                                  2,405           2,720          3,039
Other assets                                                   1,555             573            342
                                                            --------        --------       --------
           Total assets                                     $ 93,816        $ 96,256       $ 96,345
                                                            ========        ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Accounts payable                                      $  4,045        $  3,180       $  8,372
      Accrued  liabilities                                     7,477           8,287          7,798
      Deferred income taxes                                       89           2,694          5,133
      Income taxes payable                                     4,868           4,260          3,750
                                                            --------        --------       --------
           Total current liabilities                          16,479          18,421         25,053
Minority interests in subsidiaries                             5,589           4,023          2,287
                                                            --------        --------       --------
           Total liabilities                                  22,068          22,444         27,340

Stockholders' equity
      Capital stock                                           46,227          45,766         41,859
      Retained earnings                                       25,541          24,159         19,260
      Accumulated other comprehensive income (loss)              (20)          3,887          7,886
                                                            --------        --------       --------
           Total stockholders' equity                         71,748          73,812         69,005
                                                            --------        --------       --------
           Total liabilities and stockholders' equity       $ 93,816        $ 96,256       $ 96,345
                                                            ========        ========       ========